UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 24, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

(a)           On June 24, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Mentor Corporation (the "Company") approved the employment agreement and compensation package for Joseph A. Newcomb, the Company's Vice President, General Counsel and Secretary, contingent upon him commencing employment.  A copy of the press release issued by the Company regarding Mr. Newcomb's employment is attached hereto as Exhibit 99.1.  The Terms of Mr. Newcomb's compensation are as follows:

i.            Mr. Newcomb will receive an annual base salary of $300,000 and be eligible to receive bonuses of up to 75% of his base salary.  Bonuses will be paid in accordance with the criteria established by the Compensation Committee for the Fiscal Year 2007 Bonus Plan.

ii.           The Compensation Committee granted Mr. Newcomb an option to acquire 125,000 shares of the Company's common stock under the Company's 2005 Long Term Incentive Plan (the "Plan").  The option vests over four years with one-fourth of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the 36 months thereafter.  The per share exercise price of the option is $41.04, the closing sales price of the Company's common stock on the New York Stock Exchange on June 26, 2006, the first day of Mr. Newcomb's employment.

iii.          The Compensation Committee also granted Mr. Newcomb 20,000 shares of restricted stock valued at the fair market value of $41.04 per share, the closing price of the Company's common stock on the New York Stock Exchange as of the Award Date.  The Restricted Stock is subject to the terms of the Plan and an individual Restricted Stock Award Agreement (the "Award Agreement") to be executed by Mr. Newcomb (the "Participant") as summarized below.

In accordance with the Award Agreement and subject to its terms, the Restricted Stock shall vest, and restrictions shall lapse, with respect to one-fifth of the total number of shares of Restricted Stock on each of the first, second, third, fourth and fifth anniversaries of the Award Date.  The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Restricted Stock. Any unvested shares of Restricted Stock or any interest therein, generally may not be sold, assigned, pledged or otherwise disposed of, alienated or encumbered.  The Participant shall be entitled to cash dividends and voting rights with respect to the shares of Restricted Stock he has been granted even if such Restricted Stock is unvested

By accepting the grant of Restricted Stock and executing the Award Agreement, the Participant agrees to be bound by the stock ownership guidelines set forth in the Award Agreement.  The Participant agrees to attain, by no later than the fifth anniversary of the Award Date, a level of stock ownership ("Ownership Threshold") at least equal to two times the Participant's annual base salary, calculated by dividing (i) the product of the Participant's salary times two by (ii) the fair market value of a share of the Company's common stock on the Award Date.  Under the Award Agreement, the Participant further agrees to maintain this Ownership Threshold throughout the remainder of the Participant's employment or service with the Company and its subsidiaries.

The Award Agreement also provides for additional restrictions upon the vesting of the Restricted Stock (and subject to any applicable laws or regulations and the Company's insider trading policies), during the 5-year vesting period ("Additional Restrictions").  Specifically, the Participant may only transfer up to 40% of his vested shares of Restricted Stock in the aggregate to cover tax consequences of such vesting, which such transfer restriction shall terminate on the earlier of: (a) the fifth anniversary of the Award Date, or (b) the Participant's severance date.

The Company's Board of Directors retains the right, in its sole discretion to reduce or waive any Participant's Ownership Threshold or the Additional Restrictions.

If the Participant ceases to be employed or ceases to provide services to the Company, the Participant's unvested Restricted Stock shall be forfeited to the Company regardless of the reason for the Participant's termination.  Notwithstanding the foregoing, if a Change in Control Event (as defined in the Award Agreement) occurs and any unvested shares of Restricted Stock do not automatically accelerate or become fully vested in connection with the Change in Control Event, and if, within 12 months of the date of the Change in Control Event the Participant is terminated by the Company or any subsidiary for any reason other than for Cause (as defined in the Award Agreement) or as a result of the Participant's resignation for Good Reason (as defined in the Award Agreement), the Restricted Stock shall become fully vested upon the Participant's termination.

i.            Pursuant to the terms of the Company's standard executive employment agreement, into which Mr. Newcomb entered upon commencement of his employment, he will be entitled to the following in addition to the salary, bonus, option grant and restricted stock grants described above:

  With respect to the provisions related to termination without cause or resignation for Good Reason (as described below), the employment agreement provides for:
    payment of full COBRA premiums for 24 months following a termination;
    severance compensation to be calculated as a flat 36 months' severance, determined at the executive officer's then current rate of base pay; and
    a pro-rated amount, based on timing of the executive officer's termination or resignation relative to the end of the then current fiscal year, of the target bonus percentage applicable to the executive officer.
  With respect to the provisions related to termination due to change of control, the employment agreement provides for:
    payment of full COBRA premiums for 24 months following a termination;
    severance compensation to be calculated as a flat 36 months' severance, determined at the executive officer's then current rate of base pay; and
    100% of the target bonus percentage applicable to the executive officer.

For purposes of the employment agreement, "Good Reason" means the occurrence of any of the following without Mr. Newcomb's express written consent: (i) a significant reduction of Mr. Newcomb's material duties, position,  or responsibilities as provided in the employment agreement, or the removal of Mr. Newcomb from the position, duties, and responsibilities contemplated by the employment agreement; (ii) a reduction in Mr. Newcomb's salary or bonus other than a one-time reduction of not more than 10% that also is applied to substantially all other senior executives at the Company; (iii) a material reduction in Mr. Newcomb's benefits as compared to the benefits in effect on June 26, 2006; (iv) Mr. Newcomb must perform a significant portion of his duties at a location other than Company headquarters; or (v) Company headquarters are relocated more than 50 miles from the current location in Santa Barbara, California.

For purposes of the employment agreement, "Change of Control" shall be as defined under the provisions of the applicable equity or other long-term incentive plan in effect at the time of such Change of Control.

A copy of Mr. Newcomb's employment agreement is attached hereto as Exhibit 10.1 and the prior description is qualified entirely by such agreement, which is deemed incorporated by reference herein.

(b)           On June 24, 2006, the Compensation Committee approved a separation and release agreement and a consulting agreement for A. Christopher Fawzy, the Company's former Vice President, General Counsel and Secretary, following his resignation with the Company.

Pursuant to the terms of Mr. Fawzy's separation and release agreement, he will receive a severance payment equal to 36 months of his base salary and a payment for a pro rated bonus equal to one-third of his eligible bonus amount for fiscal 2007.  Mr. Fawzy will be entitled to payments of COBRA premiums for up to 24 months.  Mr. Fawzy executed a release of claims in favor of the Company and agreed not to solicit the Company's employees for a period of 12 months.

Pursuant to the terms of the consulting agreement with Mr. Fawzy, he will provide consulting services from the date of the agreement through October 31, 2007.  Through December 31, 2006, Mr. Fawzy will receive a flat fee of $9,000 per month for up to 36 hours of consulting services and a fee of $250 per hour for any additional services thereafter.  After January 1, 2007, Mr. Fawzy will receive a flat fee of $2,400 per month for up to 8 hours of consulting services and a fee of $300 per hour for any additional services thereafter.  Mr. Fawzy will be eligible to receive additional payments totaling $120,000 as certain milestones are met.  Mr. Fawzy's unvested options and restricted stock awards will continue to vest during his consulting period.

Copies of Mr. Fawzy's separation and release agreement and consulting agreement are attached hereto as Exhibits 10.2 and 10.3, respectively, and the prior description is qualified entirely by such agreements, which are deemed incorporated by reference herein.

(c)           On June 24, 2006, the Compensation Committee also approved the performance based awards (the "PSUs") under the Company's 2005 Long Term Incentive Plan.  The PSUs will vest subject to the attainment of specified targets for "total shareholder return" as defined by the Compensation Committee from June 24, 2006 to March 31, 2009 and participants will receive as little as zero shares if less than 85% of the total shareholder return criteria is met, up to 200% of the targeted number of shares if the total shareholder return meets or exceeds 150% of the targeted criteria.  The PSU awards made were as follows:

Name of Grantee	Total No. of Targeted Units at 200%
Kathleen M. Beauchamp Vice President, Sales & Marketing	50,000
Loren L. McFarland Vice President, Treasurer and Chief Financial Officer	50,000
Joseph A. Newcomb Vice President, General Counsel and Secretary	50,000
Cathy Ullery Vice President, Human Resources	50,000

Pursuant to the terms of the Plan and the Executive Performance Stock Unit Award Agreement (the "PSU Award Agreement"), the PSUs shall vest as to an applicable percentage of the award if, during a period from June 23, 2006 to March 31, 2009, the change in the market price of the Company's common stock on the New York Stock Exchange relative to the total change in price of the Russell 2500 Growth Index (such quotient, the "TSR Percentage").  If the TSR Percentage is less than 85%, no portion of the PSU will vest.  If the TSR Percentage meets or exceeds 150%, then 200% of the targeted PSU number will vest. The PSU will not vest unless the participant is continuously employed or providing service through March 31, 2009.  Any unvested portion of the PSU or any interest therein, generally may not be sold, assigned, pledged or otherwise disposed of, alienated or encumbered.  The participant shall be entitled to cash dividends with respect to the shares underlying the PSU but such payments shall not be made unless the PSU vests.  The participant shall not have any voting rights with respect to the PSU until the PSU vests.  Any such rights, however, shall terminate as to any shares subject to the PSU forfeited to the Company (as described below).

If the participant ceases to be employed or ceases to provide services to the Company, the participant's unvested PSU shall be forfeited; however, if such termination is a termination for death, total disability, without cause or for Good Reason, the PSUs shall remain eligible to vest and if the TSR Percentages are satisfied, shall be paid to the participant.  If there is a Change in Control Event (as defined in the PSU Award Agreement) prior to March 31, 2009, the PSUs shall vest as to the greater of: (i) the TSR Percentage was 100% or (ii) the actual TSR Percentage for the period between June 23, 2006 and the closing of the Change of Control transaction.

A copy of the form of PSU Award Agreement is attached hereto as Exhibit 10.4 and the prior description is qualified entirely by such agreement, which is deemed incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated June 26, 2006 between Mentor Corporation and Joseph A. Newcomb
10.2	Separation and Release Agreement dated June 24, 2006 between Mentor Corporation and A. Christopher Fawzy
10.3	Consulting Agreement dated June 24, 2006 between Mentor Corporation and A. Christopher Fawzy
10.4	Form of Executive Performance Stock Unit Award Agreement
99.1	Press Release dated June 26, 2006 of Mentor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006		MENTOR CORPORATION

	By:	/s/LOREN L. MCFARLAND
	Name: Title:	Loren L. McFarland Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement dated June 26, 2006 between Mentor Corporation and Joseph A. Newcomb
10.2	Separation and Release Agreement dated June 24, 2006 between Mentor Corporation and A. Christopher Fawzy
10.3	Consulting Agreement dated June 24, 2006 between Mentor Corporation and A. Christopher Fawzy
10.4	Form of Executive Performance Stock Unit Award Agreement
99.1	Press Release dated June 26, 2006 of Mentor Corporation